Exhibit 99.1

PRELIMINARY COPY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement/Prospectus are available at www.proxyvote.com .

THE MOSAIC COMPANY

Special Meeting of Stockholders

[            ] 2011, [    ] AM

This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints James T. Prokopano, Lawrence W. Stranghoener and Richard L. Mack, and each of them, with full power of substitution, Proxies to represent the undersigned at the Special Meeting of Stockholders of The Mosaic Company to be held at [    ] on [    ], 2011 at [    ] a.m., local time, and at any adjournments or postponements thereof and to vote on all matters coming before said meeting, hereby revoking any proxies heretofore given.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations as noted in the proxy statement/prospectus and on the reverse side of this card. If a properly signed proxy is returned without specific voting instructions given, which would include missing voting instructions on any or all proposals, the shares represented by this proxy will be voted “FOR” any proposal for which instructions are missing. The Proxies cannot vote these shares unless you return this card by mail or give instructions by internet or phone as described on the reverse side of this card.

If the undersigned is a participant in the Mosaic Investment Plan or the Mosaic Union Savings Plan, the undersigned hereby directs Vanguard Fiduciary Trust Company (the “Trustee”) as Trustee of the Mosaic Investment Plan or the Mosaic Union Savings Plan, to vote at the Special Meeting of Stockholders of the Mosaic Company to be held on [    ], 2011 and at any and all adjournments thereof, the shares of common stock of The Mosaic Company, allocated to the account of and as instructed by the undersigned. For participants in the Mosaic Investment Plan or the Mosaic Union Savings Plan, if voting instructions are not received by the Trustee by [    ], 2011, or if the proxy card is not properly signed, the shares with respect to which the undersigned could have instructed the Trustee will be voted in the same proportions as the shares for which the Trustee received valid participant voting instructions for each plan.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000088971_2   R1.0.0.11699

PRELIMINARY COPY

The Mosaic Company c/o American Stock Transfer 6201 Fifteenth Avenue Brooklyn, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [    ], 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [    ], 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you
vote FOR Proposals 1 and 2.		For	Against	Abstain

1	Vote to adopt the Merger and Distribution Agreement, dated as of January 18, 2011 (as it may be amended from time to time), by and among The Mosaic Company, Cargill, Incorporated, GNS II (U.S.) Corp., GNS Merger Sub LLC, and, for limited purposes set forth therein, the Margaret A. Cargill Foundation, established under the Acorn Trust dated January 30, 1995, as amended, the Acorn Trust, dated January 30, 1995, as amended, the Lilac Trust, dated August 20, 1996, as amended and the Anne Ray Charitable Trust, dated August 20, 1996, as amended.	☐	☐	☐

2	Vote to approve the adjournment of the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger and distribution agreement.	☐	☐	☐

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this special meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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